UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 27, 2006
Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 720-564-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On April 27, 2006, Pharmion Corporation issued a press release describing selected financial results of the Company for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.
     The information incorporated by reference in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, discussion relative to markets for our products and trends in revenue, gross margins and anticipated expense levels, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect” and “intend” and other similar expressions. All statements regarding our expected financial position and operating results, business strategy, financing plans, forecast trends relating to our industry are forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth under “Risk Factors” in our annual report on Form 10-K for the quarter and fiscal year ended December 31, 2005. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to revise these forward-looking statements to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated April 27, 2006. This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION
Date: April 27, 2006	By:	/s/ Erle T. Mast
		Name:	Erle T. Mast
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release, dated April 27, 2006. This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”